Exhibit 4.3
CERTIFICATE OF CORRECTION
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PHOENIX TECHNOLOGIES LTD.
(Originally incorporated under the name
Phoenix Technologies (Delaware) Ltd.)
Pursuant to Section 103(f) of the
General Corporation Law of the State of Delaware

     The undersigned, Timothy C. Chu, Vice President, General Counsel and Secretary of Phoenix Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
          1. The name of the corporation filing this certificate is Phoenix Technologies Ltd. and it is a Delaware corporation.
          2. The instrument being corrected is entitled “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PHOENIX TECHNOLOGIES LTD.” and said instrument was filed in the office of the Secretary of State of the State of Delaware on January 3, 2008.
          3. The instrument inaccurately purported to restate the certificate of incorporation of the corporation pursuant to Section 245 of the General Corporation Law of the State of Delaware. The instrument, as corrected, should amend Articles FOURTH and ELEVENTH of the Amended and Restated Certificate of Incorporation of the corporation filed in the office of the Secretary of State of the State of Delaware on July 23, 1998 (the “Restated Certificate”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, but should not restate the Restated Certificate, and the Restated Certificate should not be superseded but should remain in effect, as amended by the instrument. Similarly, the Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock filed in the office of the Secretary of State of the State of Delaware on October 28, 1999 should not be superseded but should remain in effect.
          4. The contents of the instrument were inaccurately set forth as follows:
“AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PHOENIX TECHNOLOGIES LTD.
(Originally incorporated under the name

Phoenix Technologies (Delaware) Ltd.)
Pursuant to Section 245 of the
General Corporation Law of the State of Delaware

     The undersigned, Timothy C. Chu, Vice President, General Counsel and Secretary of Phoenix Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1. The Certificate of Incorporation of this Corporation, originally filed in the Office of the Secretary of State of Delaware on October 31, 1986, and recorded in the office of the Recorder of New Castle County, State of Delaware, on November 3, 1986, is hereby amended and restated in its entirety to read as follows:
     FIRST. The name of the Corporation is Phoenix Technologies Ltd.
     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD. The nature of the business or purposes to be conducted or promoted is as follows: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH.
     (a) The total number of shares of stock which the Corporation shall have authority to issue shall be 60,500,000, of which 60,000,000 shares shall be designated as Common Stock each of which shall have a par value of $.001 (the “Common Stock”), and 500,000 shall be designated as Preferred Stock each of which shall have a par value of $.10 (the “Preferred Stock”).
     (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     FIFTH. The Corporation is to have perpetual existence.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.
          A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (except so far as the bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, Sections 3, 10 and 11 of Article I of the bylaws shall not be altered, amended or repealed after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, without the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all stockholders would be entitled to cast at any annual election of directors except to renumber the Section designations thereof. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to alter, amend or repeal this paragraph of this Article.
          B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.
     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     EIGHTH. No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.
     NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the filing hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.
     TENTH.
          A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the General Corporation Law of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
          B. Right of Claimant to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          C. Nonexclusivity of Rights. The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.
     ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be a furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.
          A. Number of Directors. Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than 13. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.

          B. Terms of Office. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and qualified or until his earlier death, resignation or removal.
          C. Quorum: Action of Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the bylaws of the Corporation or by this Restated Certificate of Incorporation.
          D. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.
          E. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.
          F. Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next annual meeting and until his successor shall be elected and qualified or until his earlier death, resignation or removal.
          G. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation and the appointment of judges of election shall be made in the manner provided in the bylaws of the Corporation.
          H. Amendments to Article. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the shareholders by a majority of the directors then in office.
     TWELFTH. Notwithstanding any provisions of the bylaws of the Corporation, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.
     THIRTEENTH.
          A. Except as provided in paragraph B of this Article, a Business Combination in which an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder has a direct or indirect interest shall require authorization by the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares.
          B. The provisions of paragraph A of this Article shall not be applicable to any Business Combination
                    (i) which is approved by a majority of the Continuing Directors,
                    (ii) which is solely between the Corporation and a wholly-owned subsidiary of the Corporation, or
                    (iii) in which no Interested Stockholder or Affiliate or Associate of an Interested Stockholder has any interest except proportionately as a stockholder of the Corporation.
          C. For purposes of this Article:
                    (i) “Business Combination” shall mean any:
                              (a) merger or consolidation involving the Corporation or a Subsidiary,
                              (b) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the property and assets of the Corporation or a Subsidiary,
                              (c) liquidation (complete or partial) or dissolution of the Corporation or a Subsidiary,
                              (d) reclassification of or recapitalization involving securities of the Corporation or a Subsidiary, or any other transaction to which the Corporation or a Subsidiary is a party (including, without limitation, the issuance or other disposition of any securities of the Corporation or a Subsidiary), that would have the effect of increasing the voting power or equity interest of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder,
                              (e) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or a Substantial Part of the property and assets of any other corporation or other entity to the Corporation or any Subsidiary,
                              (f) acquisition of securities by the Corporation or a Subsidiary, or

                              (g) agreement, contract or other arrangement providing for any of the transactions described in clauses (a) — (f) above.
                    (ii) “Person” shall mean any individual, corporation, partnership, trust, or other entity. When two or more persons act as a syndicate or other group for the purpose of acquiring, holding, or disposing of Voting Shares, such syndicate or other group shall be deemed a person for purposes of this subparagraph.
                    (iii) “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or a Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such Business Combination, or at the time a resolution approving such Business Combination is approved by the Continuing Directors, or at the time the definitive agreement (including any amendment thereof) providing for such transaction is entered into:
                              (a) is the beneficial owner of more than 15% of the Voting Shares,
                              (b) at any time within the two-year period immediately prior to such time was the beneficial owner of more than 15% of the then outstanding Voting Shares, or
                              (c) is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within two years prior to such time beneficially owned by any Interested Stockholder (provided such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended).
                              (iv) A person shall be the “beneficial owner” of any Voting Shares:
                              (a) with respect to which such person or any Affiliate or Associate of such person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting or investment power,
                              (b) which such person or an Affiliate or Associate of such person has a right to acquire (whether such right is exercisable immediately or only after the passage of time) beneficial ownership of, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                              (c) which such person or any Affiliate or Associate of such person would be deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                    (v) The outstanding Voting Shares shall include shares deemed owned through application of subparagraph (iv) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion or exchange rights, warrants or options, or otherwise.
                    (vi) “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 under the Securities Exchange Act of 1933, as amended.
                    (vii) “Subsidiary” shall mean a corporation of which a majority of any class of equity or voting security is owned, directly or indirectly, by the Corporation.
                    (viii) “Continuing Director” shall mean (i) any director who was a duly elected and acting member of the Board of Directors prior to the time that the Interested Stockholder involved in a Business Combination first became an Interested Stockholder, other than the Interested Stockholder or an Affiliate or Associate of such Interested Stockholder, or (ii) any person who subsequently becomes a member of the Board of Directors who is not an Interested Stockholder, or an Affiliate or Associate of an Interested Stockholder, if such person’s nomination for election or reelection is recommended or approved by a majority of the Continuing Directors.
                    (ix) “Substantial Part” shall mean property having a fair market value equal to more than 10% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.
                    (x) “Voting Shares” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.
          D. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, all matters with respect to which a determination is required under this Article.
          E. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
          F. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, if there is any Interested Stockholder there shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Section, the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.
     FOURTEENTH. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation and all rights conferred upon a stockholder herein are granted subject to this reservation.
2. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate of Incorporation was duly adopted by a majority of the shares entitled to vote at the Annual Meeting of Stockholders of the Corporation held on January 2, 2008 in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.”
5. The contents of the instrument, as corrected, should read in their entirety as follows:
“CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PHOENIX TECHNOLOGIES LTD.
(Originally incorporated under the name
Phoenix Technologies (Delaware) Ltd.)
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

     The undersigned, Timothy C. Chu, Vice President, General Counsel and Secretary of Phoenix Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1. The Certificate of Incorporation of this Corporation was originally filed in the Office of the Secretary of State of Delaware on October 31, 1986, and recorded in the office of the Recorder of New Castle County, State of Delaware, on November 3, 1986.
2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation of this Corporation amends Article FOURTH to read in its entirety as follows:
     FOURTH.
     (a) The total number of shares of stock which the Corporation shall have authority to issue shall be 60,500,000, of which 60,000,000 shares shall be designated as Common Stock each of which shall have a par value of $.001 (the “Common Stock”), and 500,000 shall be designated as Preferred Stock each of which shall have a par value of $.10 (the “Preferred Stock”).
     (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation of this Corporation amends Article ELEVENTH to read in its entirety as follows:
     ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be a furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.
          A. Number of Directors. Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than 13. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.
          B. Terms of Office. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and qualified or until his earlier death, resignation or removal.
          C. Quorum: Action of Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the bylaws of the Corporation or by this Restated Certificate of Incorporation.
          D. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.
          E. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.
          F. Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next annual meeting and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

          G. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation and the appointment of judges of election shall be made in the manner provided in the bylaws of the Corporation.
          H. Amendments to Article. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the shareholders by a majority of the directors then in office.”
4. The foregoing Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
5. This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by a majority of the shares entitled to vote at the Annual Meeting of Stockholders of the Corporation held on January 2, 2008 in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.”
     In Witness Whereof, Phoenix Technologies Ltd. has caused this Certificate of Correction to be signed by its Vice President, General Counsel and Secretary this 25th day of June, 2009.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Timothy C. Chu
Timothy C. Chu, Vice President,
General Counsel and Secretary